Exhibit 99.1

TSS, INC. REPORTS FOURTH QUARTER AND 2017 RESULTS

ROUND ROCK, TX – March 26, 2018 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2017.

Fourth Quarter Highlights:

●	Fourth quarter 2017 revenue of $4.8 million compared with $7.3 million in the fourth quarter of 2016 and $4.9 million in the third quarter of 2017.
●	Gross margin of 42% in the fourth quarter of 2017 compared with 31% in the fourth quarter of 2016.
●	Reduced selling, general and administrative expenses by $300,000 or 14% compared to the fourth quarter of 2016.
●	Increased operating income to $340,000 in the fourth quarter of 2017 from $281,000 in the fourth quarter of 2016.
●	Net income of $239,000 or $0.02 per share compared to a net income of $148,000 or $0.01 per share in the fourth quarter of 2017.
●	Adjusted EBITDA income of $456,000 compared with Adjusted EBITDA income of $431,000 in the fourth quarter of 2016.

Fiscal Year Highlights:

●	2017 revenue of $18.3 million compared with $27.4 million in 2016.
●	Gross profit margin of 42% in 2017 compared with 26% in 2016.
●	Reduced selling, general and administrative expenses by $1.7 million or 21% compared to 2016.
●	Operating income of $1.1 million in 2017 compared with operating loss of $0.6 million in 2016.
●	Net income of $0.8 million or $0.05 per share compared to net loss of $1.0 million or $(0.07) per share in 2016.
●	Adjusted EBITDA income of $1.6 million in 2017 compared to Adjusted EBITDA income of $0.2 million in 2016.

“We are pleased with our 2017 results and the trajectory of our business going into 2018” said Anthony Angelini, President and Chief Executive Officer of TSS. “Since the pivot of our business in late 2016 toward higher margin value added services, we have been able to reduce our cost structure, grow the revenue of the remaining businesses and achieve positive bottom line results. These results along with our improved balance sheet has put us in a much stronger position to drive growth in revenue and grow our profitability in 2018 and beyond.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2017 financial results for Monday, March 26, 2018 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 46664871#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until April 24, 2018. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4666 4871#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2016 and 2017 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,
	2017	2016

Assets
Current Assets
Cash and cash equivalents	$2,268	$2,152
Contract and other receivables, net	990	2,389
Costs and estimated earnings in excess of billings on uncompleted contracts	223	539
Inventories, net	134	59
Prepaid expenses and other current assets	114	252
Total current assets	3,729	5,391
Property and equipment, net	418	544
Goodwill	1,907	1,907
Intangible assets, net	561	704
Other assets	112	30
Total assets	$6,727	$8,576
Liabilities and Stockholders’ Equity
Current Liabilities
Convertible notes payable, current portion, net	$-	$246
Borrowings under factoring agreement	-	737
Accounts payable and accrued expenses	2,841	5,319
Billings in excess of costs and estimated earnings on uncompleted contracts	2,494	2,818
Total current liabilities	5,335	9,120
Convertible notes, less current portion, net	1,656	825
Other liabilities	41	62
Total liabilities	7,032	10,007
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2017 and 2016; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31, 2017 and 2016: 16,316 and 16,370 shares issued at December 31, 2017 and 2016, respectively	2	2
Additional paid-in capital	68,886	68,522
Treasury stock 769 and 7748 shares at cost at December 31, 2017
and 2016, respectively.	(1,536)	(1,532)
Accumulated deficit	(67,657)	(68,423)
Total stockholders' equity (deficit)	(305)	(1,431)
Total liabilities and stockholders’ equity (deficit)	$6,727	$8,576

TSS, Inc.

Consolidated Statements of Operations

(In thousands except per-share values)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Results of Operations:
Revenue	$4,831	$7,253	$18,316	$27,373
Cost of revenue, excluding depreciation and amortization	2,799	4,979	10,591	20,165
Gross profit, excluding depreciation and amortization	2,032	2,274	7,725	7,208
Operating expenses:
Selling, general and administrative	1,583	1,850	6,459	8,149
Depreciation and amortization	109	143	481	602
Gain on sale of business component	-	-	(321)	(910)
Total operating costs	1,692	1,993	6,619	7,841
Operating income (loss)	340	281	1,106	(633)
Interest income (expense), net	(95)	(102)	(328)	(365)
Other income (expense), net	-	(12)	(3)	(6)
Income (loss) before income taxes	245	167	775	(1,004)
Income tax expense	6	19	9	19
Net income (loss)	$239	$148	$766	$(1,023)
Basic and diluted loss per Share:
Loss per common share	$0.02	$0.01	$0.05	$(0.07)
Weighted average common shares outstanding	15,492	15,492	15,505	15,405

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2017	2016	2017	2016

Net income (loss)	$239	$148	$766	$(1,023)

Interest income (expense), net	95	102	328	365
Depreciation and amortization	109	143	41	602
Income tax expense	6	10	3	74
EBITDA	$449	$403	$1,578	$18

Stock based compensation	7	26	68	194
Provision for bad debts	-	2	2	14
Adjusted EBITDA	$456	$431	$1,648	$226